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Exhibit 99.2

EXECUTION COPY

CONSTRUCTION LOAN TERM SHEET

Gulfstream Park and The Meadows

Gulfstream Construction Loan

BORROWER:
GULFSTREAM PARK RACING ASSOCIATION, INC. (the "Gulfstream Borrower"), the owner of the Gulfstream Property and the Aventura Lands (in each case as hereinafter defined). The Gulfstream Borrower shall not be permitted to assign its obligations under the Gulfstream Construction Loan Agreement or The Meadows Construction Loan Agreement (in each case as hereinafter defined).
GUARANTOR:	The Meadows Borrower (as hereinafter defined).
LENDER:	MI DEVELOPMENTS INC. ("MID") or a subsidiary (the "Gulfstream Lender").
LOAN:
A non-revolving construction loan available by way of progress draw advances upon the satisfaction of customary terms and conditions, including the provision of a borrower's certificate certifying, among other things, the status of any cost overruns and the remaining cost-to-completion, and supporting third-party documentation (the "Gulfstream Construction Loan"). No progress draw advances will be permitted under the Gulfstream Construction Loan after completion of construction of the Gulfstream Facilities (as hereinafter defined) (for greater certainty, excluding the Gulfstream FF&E (as hereinafter defined)).
AMOUNT:
$115 million, plus accrued interest and the Gulfstream Lender's expenses and closing costs. All advances under the Gulfstream Construction Loan, up to an aggregate amount of $115 million, together with all accrued interest and the Gulfstream Lender's expenses and closing costs, are referred to herein as the "Gulfstream Loan Amount". All dollar amounts used herein are stated in U.S. dollars. All uses herein of the word "including" shall be deemed to mean "including without limitation".

CLOSING:	December 9, 2004 (the "Gulfstream Closing Date").
PURPOSE:
To fund the reconstruction of the Gulfstream Park Race Track ("Gulfstream") clubhouse/grandstand facility and backstretch and related site works (collectively, the "Gulfstream Facilities"), excluding the furniture, fixtures, equipment, machinery and all process related additions to the building (collectively, "Gulfstream FF&E") relating to the Gulfstream Facilities.

The lands forming part of the Gulfstream racetrack operations and existing site works comprise approximately 214.8 acres (being comprised of approximately 129.1 acres that are currently being used as part of the racetrack operations and approximately 85.7 acres that the Gulfstream Borrower is contemplating using for a mixed-use development (the "Mixed-Use Lands")) and have a building area of approximately 350,000 square feet for the Clubhouse and Grandstand plus approximately 240,000 square feet for the Backstretch. Such lands, together with all improvements now or hereafter made thereon, are defined herein as the "Gulfstream Property".
CONSTRUCTION PLANS:
The Gulfstream Borrower covenants to the Gulfstream Lender that the Gulfstream Facilities shall be reconstructed by the Gulfstream Borrower as set forth in Attachment A (the "Gulfstream Construction Plans"), with such further changes as shall be agreed to in writing between the Gulfstream Borrower and the Gulfstream Lender. No further advances under the Gulfstream Construction Loan shall be permitted for so long as any cost overruns are outstanding, and the Gulfstream Borrower shall promptly fund, at its own cost and expense, all cost overruns such that the principal amount yet to be advanced under the Gulfstream Construction Loan shall at no time be less than the remaining cost to complete the Gulfstream Facilities.
TERM:	Ten years from the Gulfstream Facilities Completion Date (the "Gulfstream Maturity Date"), with no extension or renewal rights.
INTEREST RATE:
All advances under the Gulfstream Construction Loan Agreement (including advances in respect of the Gulfstream Lender's fees, expenses and closing costs in respect of the Gulfstream Construction Loan Agreement), together with all interest accrued thereon, shall bear interest at the rate of (a) from the date of the initial advance until the Gulfstream Facilities Completion Date, a floating rate equal to 2.55% above MID's notional per annum cost of LIBOR borrowing under its floating rate credit facility, compounded monthly, and (b) from and after the Gulfstream Facilities Completion Date until the Gulfstream Maturity Date, a fixed rate of 10.5% per annum, compounded semi-annually.

PAYMENTS OF PRINCIPAL AND INTEREST:
Principal and interest (together with accrued interest) in respect of the Gulfstream Construction Loan shall, subject to the repayment deferral contemplated below, be payable monthly in advance in 12 equal blended monthly installments per annum of principal and interest without demand from and after the Gulfstream Repayment Commencement Date.
Payment of principal and interest payable under the Gulfstream Construction Loan Agreement by the Gulfstream Borrower shall commence on January 1, 2008 (the "Gulfstream Repayment Commencement Date").

For purposes of the Gulfstream Construction Loan Agreement, the "Gulfstream Facilities Completion Date" is defined as the first day of the month following the earliest of (a) the date on which the Gulfstream Facilities are opened to the public for business, (b) the date that is four (4) months following completion of construction of the Gulfstream Facilities (for greater certainty, excluding the Gulfstream FF&E), and (c) January 31, 2006.

A sample calculation of the aggregate annual repayments in respect of the Gulfstream Construction Loan, including the interest and principal repayment deferral and the unamortized principal amount (the "Gulfstream Unamortized Amount") as of each payment date, is set forth in Attachment C-1. The parties acknowledge and agree that the calculations set forth in Attachment C-1 and Attachment C-2 are representative calculations only.

The Gulfstream interest and principal loan payment for each month of the term following the Gulfstream Repayment Commencement Date shall be equal to the amount necessary to fully amortize the Gulfstream Loan Amount based on a 25-year amortization period commencing on the Gulfstream Facilities Completion Date, but with no payments until the Gulfstream Repayment Commencement Date, at a fixed rate of interest of 10.5% per annum, compounded semi-annually.

On the Gulfstream Maturity Date, the Gulfstream Borrower shall pay to the Gulfstream Lender the entire amount then owing under the Gulfstream Construction Loan (including (without duplication) all accrued and unpaid interest, fees and other amounts owing, and the Gulfstream Unamortized Amount) as of such date.
PRE-PAYMENTS:
The Gulfstream Borrower shall have no right to pre-pay or otherwise repay the amounts owing under the Gulfstream Construction Loan Agreement except as set forth below under the headings "Gulfstream Pre-Payment Right" and "General Pre-Payment Right".
SECURITY:
The Gulfstream Borrower shall grant the Gulfstream Lender a first-ranking security interest, mortgage and charge over its fee simple interest in the Gulfstream Property and the Aventura lands of approximately 33.2 acres (net of 6 acres that the Gulfstream Borrower is transferring to the City of Aventura) (the "Aventura Lands") (the Gulfstream Property and the Aventura Lands being collectively defined herein as the "Gulfstream Mortgaged Lands").

The Gulfstream Borrower shall also grant the Gulfstream Lender a first-ranking security interest, mortgage and charge over all of its assets and personal property, including the Gulfstream FF&E (subject to any purchase money security interests granted to lenders or vendors up to a maximum amount of $12.5 million in the aggregate for purposes only of acquiring the Gulfstream FF&E) and including all after-acquired property, but excluding all licenses and permits, which first-ranking security interest, mortgage and charge shall be evidenced by (a) a general security agreement (the "Gulfstream General Security Agreement") and (b) a general assignment of leases, rents, financing and sales agreements, where applicable (the "Gulfstream General Assignment").

Magna Entertainment Corp. ("MEC") shall provide to the Gulfstream Lender a negative pledge over the shares of the Gulfstream Borrower (the "Gulfstream Borrower Share Negative Pledge").

In return for guarantee and indemnity fees paid by the Gulfstream Borrower to The Meadows Borrower in the amount of $287,500 (the "Gulfstream Guarantee Fee"), The Meadows Borrower shall enter into a guarantee and indemnity in favour of the Gulfstream Lender ("The Meadows Borrower's Gulfstream Guarantee and Indemnity") in respect of the fulfillment by the Gulfstream Borrower of all of its obligations (whether direct or indirect, absolute or contingent, matured or not) under the Gulfstream Construction Loan Agreement. As security for its obligations under The Meadows Borrower's Gulfstream Guarantee and Indemnity, The Meadows Owner (as hereinafter defined) shall grant the Gulfstream Lender a second-ranking interest, mortgage and charge over its fee simple interest in The Meadows Property (as hereinafter defined) (The Meadows Property and the Gulfstream Mortgaged Lands being collectively defined herein as the "Mortgaged Lands"), and The Meadows Operator (as hereinafter defined) shall grant the Gulfstream Lender a second-ranking interest, mortgage and charge over all of its assets and personal property, including The Meadows FF&E (as hereinafter defined) (subject to any purchase money security interests granted to lenders or vendors up to a maximum amount of $12.5 million in the aggregate for purposes only of acquiring The Meadows FF&E) and including all after-acquired property, but excluding all licenses and permits. All of the foregoing second-ranking interests shall (a) rank second only to the security granted to The Meadows Lender and (b) be subject to the terms of the Additional Financing Inter-Creditor Agreement (as hereinafter defined), if entered into. In addition, The Meadows Borrower shall covenant not to pledge any licenses or permits held by it to any third party.
All security interests, mortgages and charges contemplated herein shall be granted subject to customary "Permitted Encumbrances" (which term shall be defined in the definitive documentation).

Security documents shall include, without limitation, the following security documents:
(a)	a deed of trust and mortgage recorded against title to the Gulfstream Property and the Aventura Lands;
(b)	the Gulfstream General Security Agreement;
(c)	the Gulfstream General Assignment;
(d)
specific assignments of the Gulfstream Borrower's interest in all of its material contracts, intellectual property, plans, drawings, agreements, permits and approvals (collectively, the "Gulfstream Material Documents"), where permitted; provided that if the assignment of any Gulfstream Material Document is not permitted, the Gulfstream Borrower shall use its commercially reasonable efforts to obtain all consents and waivers necessary to assign to the Gulfstream Lender such Gulfstream Material Document and further agrees that if such consents and waivers are not obtained, such Gulfstream Material Document shall be held by the Gulfstream Borrower for the benefit of and in trust for the Gulfstream Lender;
(e)	an assignment of property insurance in an amount satisfactory to the Gulfstream Lender, designating the Gulfstream Lender as a first loss payee and an additional insured;
(f)	the Gulfstream Borrower Share Negative Pledge;
(g)
The Meadows Borrower's Gulfstream Guarantee and Indemnity, secured by a second-ranking interest over each of the documents listed below as items (a) — (f) under the heading "The Meadows Construction Loan — Security" (with all of the foregoing second-ranking interests (i) ranking second only to the security granted to The Meadows Lender and (ii) being subject to the terms of the Additional Financing Inter-Creditor Agreement, if entered into), together with a covenant of The Meadows Borrower not to pledge any licenses or permits held by it to any third party;
(h)	related UCC financing statements; and
(i)	such other documents as are usual and customary in similar transactions and requested by the Gulfstream Lender and its counsel, acting reasonably.

REPRESENTATIONS AND WARRANTIES:
Customary representations and warranties (including customary qualifiers for knowledge and materiality) for transactions of this nature, relating to the Gulfstream Borrower, and, where applicable, The Meadows Borrower, and the business of such entities, including with respect to organization and qualification, financial statements, authorization, execution and delivery, validity and enforceability of agreements, and compliance with laws and regulatory requirements, including environmental laws and regulatory requirements, governmental approvals and consents, title to properties, zoning and development approvals, material contracts, insurance adequacy, no conflict with agreements or charter provisions, capitalization, litigation and other actions pending or threatened, taxes, margin stock, subsidiaries, solvency, ERISA, employment and labour regulations, environmental conditions and potential and existing environmental liabilities, no undisclosed liabilities, full disclosure, no affiliate transactions (save as disclosed), sufficiency of assets to carry on business, no defaults and no material adverse change. The Gulfstream Borrower will also represent and warrant that all material assets (including real property and licenses), contracts, and other documents necessary to conduct the business of the Gulfstream Borrower (a) have been assigned, pledged, mortgaged or otherwise encumbered as security for the Gulfstream Borrower's obligations under the Gulfstream Construction Loan Agreement and/or (b) are subject to the negative pledges described above. The Gulfstream Lender will provide customary lender representations and warranties.
COVENANTS:	Customary for transactions of this nature, relating to the Gulfstream Borrower and The Meadows Borrower, including the following:
(a)
compliance with all applicable laws and regulatory requirements, including (i) all racing and gaming laws and regulatory requirements and (ii) all environmental laws and regulatory requirements and accepted environmental practices;

(b)	maintenance in good standing of all licenses and permits;
(c)	an agreement not to pledge any licenses or permits held by the Gulfstream Borrower to any third party;
(d)	maintenance of satisfactory insurance;
(e)	notification of default or Event of Default or of regulatory proceedings, litigation, environmental conditions and actual or potential environmental liabilities;
(f)
provision of financial and other information including monthly, quarterly and annual financial statements (prepared in accordance with GAAP), operating and capital budgets, and status reports on construction activity operations, outlining amounts spent to date and amounts remaining to be spent to complete the development of such lands and any other materials or information reasonably requested by the Gulfstream Lender;
(g)	submission of an application or applications for preliminary and final governmental approvals in respect of construction plans for the Gulfstream Facilities;
(h)	allowing the Gulfstream Lender a reasonable period of time to review any future applications referred to in clause (g) above prior to the submission thereof;
(i)
ensuring that the applications referred to in clause (g) above are in accordance with the terms of the Gulfstream Construction Plans, as the same may be modified with the approval of the Gulfstream Lender, and have been approved by the Gulfstream Lender, and obtaining the approval of the Gulfstream Lender of such applications to the extent the scope, form and substance or terms thereof are inconsistent or otherwise not in accordance with the provisions of construction plan that has been approved by the Gulfstream Lender;
(j)	environmental reporting;
(k)	payment of taxes and other governmental charges;

(l)	inspection of properties, books and records; audit rights;
(m)	use of proceeds;
(n)	compliance with material contracts and restrictions on amendment or termination thereof without the Gulfstream Lender's consent; and
(o)
diligently pursuing and taking all necessary action to obtain, including attending all meetings with governmental authorities and diligently responding to any requests of such governmental authorities, the approval of the applications referred to under clause (g) above.

The Gulfstream Construction Loan Agreement will also include other covenants, customary for loans of this nature, in relation to the Gulfstream Borrower and The Meadows Borrower including restrictions and limitations on: guarantees, liens, mergers and other corporate reorganization transactions, acquisitions and dispositions, change of control, loans and investments, restricted payments, distributions and dividends, investment and transactions with affiliates, incurrence of indebtedness (other than indebtedness approved by the Gulfstream Lender in respect of the Gulfstream FF&E and/or The Meadows FF&E), including capital leases, synthetic leases and sale-leaseback transactions, change in business and ERISA. Certain covenants will be subject to negotiated exceptions and baskets.

Each of the Gulfstream Borrower and The Meadows Borrower (as guarantor of the Gulfstream Construction Loan) will promptly seek and obtain from the racing and gaming regulatory bodies that have jurisdiction over the Gulfstream Borrower and The Meadows Borrower, as applicable, all necessary approvals and/or consents with respect to the Gulfstream Construction Loan Agreement and related security documents. The Gulfstream Borrower and The Meadows Borrower will keep the Gulfstream Lender apprised of the current status of the approval / consent process. In the event that such approvals and/or consents are not obtained within 120 days of the first advance under the Gulfstream Construction Loan, the Gulfstream Lender will have the right (exercisable in its sole and absolute discretion) to immediately terminate the Gulfstream Construction Loan Agreement. In addition, if the regulatory bodies determine that they will not provide all necessary approvals and/or consents, the Gulfstream Construction Loan Agreement will immediately terminate. In either event, on such termination the Gulfstream Borrower will immediately pay to the Gulfstream Lender the Gulfstream Loan Amount (including (and without duplication) all accrued and unpaid interest, fees, expenses and closing costs and other amounts owing and the Gulfstream Unamortized Amount as of such date), together with the Gulfstream Make-Whole Amount (as hereinafter defined).

The Gulfstream Construction Loan Agreement will also contain a covenant on the part of the Gulfstream Borrower not to enter into any transactions other than in the ordinary course of the Gulfstream Borrower's business and in connection with the development of the Gulfstream Property and/or the Aventura Lands.
RESTRICTED PAYMENTS:
Without in any way limiting the generality of the restrictions and limitations to be contained within the covenants referenced above under the heading "Covenants", for so long as the Gulfstream Construction Loan or the Gulfstream Borrower's The Meadows Guarantee and Indemnity remains outstanding the covenants thereunder will, among other things, prohibit the Gulfstream Borrower from undertaking the following without the express prior written consent of the Gulfstream Lender in its sole and absolute discretion:
(a)
making any payments on, in respect of or arising under or in connection with any indebtedness pari passu with or subordinated to the Gulfstream Construction Loan or indebtedness owed to any affiliate, including any indebtedness owing to a shareholder or a subsidiary (other than the Gulfstream Lender or The Meadows Lender), other than payments of interest due and owing where the making of such payments will not result in a default or an Event of Default under the Gulfstream Construction Loan Agreement;
	(b)	making any loans to third parties or affiliates;
	(c)	redeeming, purchasing or otherwise retiring or canceling any securities (including any warrants, options or rights to acquire securities, "Securities");

(d)
creating any sinking fund or entering into any analogous arrangement whereby cash is set aside or segregated for the payment of any indebtedness, other than the Gulfstream Construction Loan, or for the acquisition of any equity securities of the Gulfstream Borrower;
(e)	issuing any Securities containing any mandatory or fixed payment obligations of any kind, whether dividend or premium or otherwise;
(f)
declaring or paying any dividends, unless (A) all of the Gulfstream Restricted Payment Release Conditions (as hereinafter defined) have been satisfied, and (B) such declaration or payment of dividends will not result in the Gulfstream Borrower committing a default under the Gulfstream Loan Construction Agreement;
(g)	making investments, subject to exceptions for cash equivalents and other arm's length investments in amounts and pursuant to terms acceptable to the Gulfstream Lender, acting reasonably;
(h)
paying any management, consulting or similar fee, or comparable payment, (i) to any affiliate or other related party (other than the Gulfstream Lender or The Meadows Lender) or (ii) outside of the ordinary course of the Gulfstream Borrower's business as of the closing date of the Gulfstream Construction Loan; and
(i)	entering into any transactions with any affiliate for the purposes of undertaking indirectly any transaction or activity that is otherwise prohibited by this restriction.

For the purposes hereof, the "Gulfstream Restricted Payment Release Conditions" means: (i) The Meadows Excess Cash Sweep Termination Date (as hereinafter defined) has been reached, (ii) the outstanding debt of the Gulfstream Borrower (together with the outstanding debt of The Meadows Borrower if The Meadows Construction Loan is in place) compared to the earnings before interest, taxes, depreciation and amortization ("EBITDA") of the Gulfstream Borrower (together with the EBITDA of The Meadows Borrower if The Meadows Construction Loan is in place) does not exceed a ratio of 4:1, (iii) at the time of the making of the restricted payment, or after giving effect thereto, no default or Event of Default, or an event that through the passage of time or the giving of notice, or both, would become an Event of Default, shall have occurred and be continuing, and (iv) the distribution of the restricted payment does not cause the sum of all restricted payments made by the Gulfstream Borrower (including the desired payment) to exceed an amount equal to 50% of cumulative net income of the Gulfstream Borrower (determined in accordance with GAAP) since the Gulfstream Facilities Completion Date less 100% of losses since such date.

Notwithstanding the foregoing, the Gulfstream Lender agrees that the following types of payments will not be deemed to be restricted payments subject to the above restrictions: (a) payments to MID, the Gulfstream Lender or The Meadows Lender (including any amounts paid to The Meadows Lender in respect of the Gulfstream Borrower's obligations under the Gulfstream Borrower's The Meadows Guarantee and Indemnity); (b) the distribution by the Gulfstream Borrower to MEC of the initial advance made to the Gulfstream Borrower under the Gulfstream Construction Loan, which initial advance will be an amount equal to the amount paid by MEC with respect to the reconstruction of the Gulfstream Facilities prior to the closing of the Gulfstream Construction Loan plus the out-of-pocket fees and costs payable by the Gulfstream Borrower or MEC in connection with entering into the Gulfstream Construction Loan; (c) the Gulfstream Guarantee Fee; and (d) provided that at the time of the making of such payment, or after giving effect thereto, no default or Event of Default, or an event that through the passage of time or the giving of notice, or both, would become an Event of Default, shall have occurred and be continuing, payments to MEC for (i) management fees in the ordinary course of business and consistent with past practice and (ii) the reimbursement of additional amounts paid by MEC from time to time with respect to the reconstruction of the Gulfstream Facilities, provided that all such amounts were incurred in accordance with the Gulfstream Construction Plans and with the terms of the Gulfstream Construction Loan Agreement.

EVENTS OF DEFAULT:	Customary for transactions of this nature, to include, without limitation:
	(a)	non-payment of principal, interest and fees when due;
	(b)	cross-default on other indebtedness of the Gulfstream Borrower, The Meadows Borrower, and/or their respective subsidiaries, if any;
	(c)	breach of affirmative covenant (including a breach of the covenant of completion and/or covenant to promptly pay cost overruns as set forth above under the heading "Construction Plans");
	(d)	breach of negative covenant;
	(e)	breach of representation or warranty;
	(f)	a loss of any racing and/or gaming license held by the Gulfstream Borrower or The Meadows Borrower;
	(g)	change in corporate structure without the Gulfstream Lender's approval, not to be unreasonably withheld;
	(h)	a change of control of the Gulfstream Borrower or The Meadows Borrower;
	(i)	voluntary or involuntary bankruptcy, insolvency or winding up by the Gulfstream Borrower, The Meadows Borrower or MEC;
	(j)	unsatisfied judgments against the Gulfstream Borrower and/or The Meadows Borrower;
	(k)	unenforceability or invalidity of the Gulfstream Construction Loan Agreement documents or any of the associated security documents;
(l)
material adverse change in the assets, liabilities, business, financial condition or prospects of the Gulfstream Borrower, and/or The Meadows Borrower, in the opinion of the Gulfstream Lender, acting reasonably;

(m)
environmental liability of, or an action against, the Gulfstream Borrower and/or The Meadows Borrower, which could reasonably be expected to have a material adverse effect on (i) the Mortgaged Lands or (ii) the Gulfstream Borrower and/or The Meadows Borrower;
(n)
a default under, or termination of, material contracts or joint venture agreements which, subject to certain exceptions to be determined by the Gulfstream Lender, could reasonably be expected to have a material adverse effect on the Gulfstream Borrower and/or The Meadows Borrower; and/or
	(o)	a breach of affirmative or negative covenant, representation or warranty of The Meadows Borrower under The Meadows Borrower's Gulfstream Guarantee and Indemnity.

The Events of Default will be subject, in certain cases, to customary grace periods satisfactory to the Gulfstream Lender, acting reasonably. Upon acceleration, the Gulfstream Loan Amount and The Meadows Loan Amount (in each case, including (and without duplication) all accrued and unpaid interest, fees, expenses, closing costs and other amounts owing, and the Gulfstream Unamortized Amount and The Meadows Unamortized Amount as of such date) and the General Pre-Payment Make-Whole Amount shall become due and payable.
CONDITIONS PRECEDENT:
Customary for transactions of this nature, including the Gulfstream Lender's and its legal counsel's satisfaction in form, scope and substance, in their sole discretion (unless otherwise indicated), with:
	(a)	receipt of all approvals with respect to both the Gulfstream Construction Loan and The Meadows Construction Loan set forth in this term sheet under the heading "Approvals";
(b)
an executed amendment to the Bank of Montreal credit facility with MEC that makes all changes necessary to permit the transactions contemplated by this term sheet, including the elimination of the existing negative pledge in favour of Bank of Montreal over the Gulfstream Property;

(c)	opinions with respect to such matters as may be reasonably required by the Gulfstream Lender or its counsel with respect to the Gulfstream Borrower and The Meadows Borrower;
(d)
execution and delivery of a construction loan agreement and other formal documentation giving effect to the terms and conditions and security hereof and such other matters as the Gulfstream Lender may reasonably require;
(e)
delivery of certified copies of constating documents, operating agreements, by-laws and resolutions of the Gulfstream Borrower and The Meadows Borrower, authorizing the credit facilities and other transactions contemplated hereby;
(f)	no default or Event of Default having occurred;
(g)	no litigation, regulatory or other proceeding shall have been commenced seeking to restrict the Gulfstream Borrower and/or The Meadows Borrower from completing the transactions contemplated hereby;
(h)
the Gulfstream Borrower and/or The Meadows Borrower shall have received all necessary regulatory, shareholder or other approvals and consents, made all necessary filings and given all necessary notices with respect to the transactions contemplated hereby;
(i)
satisfactory due diligence review by the Gulfstream Lender, including with respect to environmental reports and ability to rely upon such reports, environmental and other approvals, title to properties and assets and legal matters;
(j)	delivery of copies of material contracts (including all construction contracts);
(k)
satisfactory assessment of all environmental conditions relating to the Mortgaged Lands and all other past or present real property of the Gulfstream Borrower, its subsidiaries and any related development company and actual or potential environmental liabilities of the Gulfstream Borrower, its subsidiaries and any related development company including those relating to the Mortgaged Lands, including any appropriate insurance;

(l)
no material adverse change in the assets, liabilities, business, financial condition or prospects of the Gulfstream Borrower and The Meadows Borrower, in each case in the opinion of the Gulfstream Lender, acting reasonably;
	(m)	completion of all security filings under UCC and real property registrations;
(n)
provision of title insurance policies with respect to the Mortgaged Lands for the benefit of the Gulfstream Lender with such endorsements from the title insurer as the Gulfstream Lender shall reasonably determine, which confirm (A) the adequacy of the legal description of the Mortgaged Lands, (B) that the Gulfstream Lender has a first lien position against the Gulfstream Mortgaged Lands and a second lien position against The Meadows Property, (C) the validity and effectiveness of any such lien on the exercise by the Gulfstream Lender of its rights and remedies in the event of a default under the Gulfstream Construction Loan Agreement, together with an endorsement to the Gulfstream Lender's title insurance policy to confirm that the title insurance will continue to be effective following the platting of any of the Mortgaged Lands; and
	(o)	delivery of The Meadows Borrower's Gulfstream Guarantee and Indemnity.
EXPENSES:
All reasonable fees, expenses and closing costs incurred by the Gulfstream Lender in connection with the Gulfstream Construction Loan Agreement, the security to be granted in connection therewith and the Gulfstream Lender's due diligence, including legal, accounting, environmental and other professional fees, expenses and closing costs shall be for the account of the Gulfstream Borrower, and (a) where such amounts are incurred prior to the Gulfstream Facilities Completion Date, shall form part of the advances made by the Gulfstream Lender to the Gulfstream Borrower under the Gulfstream Construction Loan Agreement and (b) where such amounts are incurred on and after the Gulfstream Facilities Completion Date, shall be paid by the Gulfstream Borrower to the Gulfstream Lender promptly following receipt of an invoice therefor.

INDEMNITY:
Each of the Gulfstream Borrower and The Meadows Borrower shall indemnify the Gulfstream Lender, its directors, officers, employees, affiliates, agents and representatives against all claims, actions, suits, costs, losses, damages and liabilities arising from or relating to the transactions contemplated by the Gulfstream Construction Loan Agreement and related documentation and which arise out of or relate to: (i) environmental matters; (ii) breach by the Gulfstream Borrower and/or The Meadows Borrower of any of their respective representations, warranties or covenants set forth in the Gulfstream Construction Loan Agreement and related documentation; (iii) any acts or omissions of the Gulfstream Borrower and/or The Meadows Borrower or any agent or contractor thereof; and (iv) the business of the Gulfstream Borrower and/or The Meadows Borrower.
AUTHORIZATION:	The Gulfstream Lender is authorized to file UCC financing statements against the Gulfstream Borrower and The Meadows Borrower upon execution of this term sheet.
THE MEADOWS CONSTRUCTION LOAN
BORROWER:
MEC PENNSYLVANIA RACING, INC. ("The Meadows Owner"), the owner of The Meadows Property, and WASHINGTON TROTTING ASSOCIATION, INC. and MOUNTAIN LAUREL RACING, INC. (collectively, "The Meadows Operator") (The Meadows Owner and The Meadows Operator being referred to herein collectively as "The Meadows Borrower"). Each entity comprising The Meadows Borrower shall have joint and several liability for all of the obligations contemplated hereunder. The Meadows Borrower shall not be permitted to assign its obligations under The Meadows Construction Loan Agreement or the Gulfstream Construction Loan Agreement.
GUARANTOR:	The Gulfstream Borrower.
LENDER:	MID or a subsidiary ("The Meadows Lender").

LOAN:
A non-revolving construction loan available by way of progress draw advances upon the satisfaction of customary terms and conditions, including the provision of a borrower's certificate certifying, among other things, the status of any cost overruns and the remaining cost-to-completion, and third party supporting documentation ("The Meadows Construction Loan").
No progress draw advances will be permitted under The Meadows Construction Loan unless and until The Meadows Lender has provided written notice to The Meadows Borrower that:
(a)
The Meadows Lender has (i) received and reviewed (to its satisfaction, acting reasonably) a copy of the document pursuant to which The Meadows Borrower has been awarded a conditional license to conduct slot machine operations at The Meadows Facilities or (ii) determined in its sole and absolute discretion that it is satisfied that such conditional license shall be awarded to The Meadows Borrower;
	(b)	The Meadows Lender will enter into the Additional Financing Inter-Creditor Agreement (as hereinafter defined); and
(c)
The Meadows Lender is satisfied, acting reasonably, that The Meadows Borrower and the Gulfstream Borrower have received from the racing and gaming regulatory bodies that have jurisdiction over The Meadows Borrower and the Gulfstream Borrower (as guarantor of The Meadows Construction Loan), as applicable, all necessary approvals and/or consents with respect to The Meadows Construction Loan, together with all necessary approvals and/or consents with respect to the Gulfstream Construction Loan.
No progress draw advances will be permitted under The Meadows Construction Loan after completion of construction of The Meadows Facilities (for greater certainty, excluding The Meadows FF&E).

AMOUNT:
$77 million, plus accrued interest and The Meadows Lender's expenses and closing costs. All advances under The Meadows Construction Loan, up to an aggregate amount of $77 million, together with all accrued interest and The Meadows Lender's expenses and closing costs, are referred to herein as "The Meadows Loan Amount".
CLOSING:
The parties will use commercially reasonable efforts to execute and deliver the definitive documents relating to The Meadows Construction Loan no later than February 28, 2005. Such definitive documents will be in the same form as the definitive documents with respect to the Gulfstream Construction Loan, together with such changes as are necessary to reflect the terms and conditions in this term sheet relating to The Meadows Construction Loan.
PURPOSE:
To fund the reconstruction of The Meadows Race Track ("The Meadows") clubhouse/grandstand facility/slot facility and related site works (collectively, "The Meadows Facilities"), excluding the furniture, fixtures, equipment, machinery and all process related additions to the building (collectively, "The Meadows FF&E") relating to The Meadows Facilities.

The lands forming part of The Meadows racetrack operations and existing site works comprise approximately 154 acres, and have a building area of approximately 200,000 square feet. Such lands, together with all improvements now or hereafter made thereon, are defined herein as "The Meadows Property".
CONSTRUCTION PLANS:
The Meadows Borrower covenants to The Meadows Lender that The Meadows Facilities shall be reconstructed by The Meadows Borrower as set forth in Attachment B ("The Meadows Construction Plans"), with such further changes as shall be agreed to in writing between The Meadows Borrower and The Meadows Lender. No further advances under The Meadows Construction Loan shall be permitted for so long as any cost overruns are outstanding, and The Meadows Borrower shall promptly fund, at its own cost and expense, all cost overruns such that the principal amount yet to be advanced under The Meadows Construction Loan shall at no time be less than the remaining cost to complete The Meadows Facilities.

TERM:	Ten years from The Meadows Facilities Completion Date ("The Meadows Maturity Date"), with no extension or renewal rights.
INTEREST RATE:
All advances under The Meadows Construction Loan Agreement (including advances in respect of The Meadows Lender's fees, expenses and closing costs in respect of The Meadows Construction Loan Agreement), together with all interest accrued thereon, shall bear interest at the rate of (a) from the date of the initial advance until The Meadows Facilities Completion Date, a floating rate equal to 2.55% above MID's notional per annum cost of LIBOR borrowing under its floating rate credit facility, compounded monthly, and (b) from and after The Meadows Facilities Completion Date until The Meadows Maturity Date, a fixed rate of 10.5% per annum, compounded semi-annually.
PAYMENTS OF PRINCIPAL AND INTEREST:
Principal and interest (together with accrued interest) in respect of The Meadows Construction Loan shall, subject to the repayment deferral contemplated below, be payable monthly in advance in 12 equal blended monthly installments per annum of principal and interest without demand from and after The Meadows Repayment Commencement Date.
Payment of principal and interest payable under The Meadows Construction Loan Agreement by The Meadows Borrower shall commence on January 1, 2008 ("The Meadows Repayment Commencement Date").

For purposes of The Meadows Construction Loan Agreement, "The Meadows Facilities Completion Date" is defined as the first day of the month following the earliest of (a) the date on which The Meadows Facilities are opened to the public for business, (b) the date that is four (4) months following completion of construction of The Meadows Facilities (for greater certainty, excluding The Meadows FF&E), and (c) fifteen (15) months after The Meadows Borrower has been awarded a conditional license to conduct slot machine operations at The Meadows Facilities.

A sample calculation of the aggregate annual repayments in respect of The Meadows Construction Loan, including the interest and principal repayment deferral and the unamortized principal amount ("The Meadows Unamortized Amount") as of each payment date, is set forth in Attachment C-2.

The Meadows interest and principal loan payment for each month of the term following The Meadows Repayment Commencement Date shall be equal to the amount necessary to fully amortize The Meadows Loan Amount based on a 25-year amortization period commencing on The Meadows Facilities Completion Date, but with no payments until The Meadows Repayment Commencement Date, at a fixed rate of interest of 10.5% per annum, compounded semi-annually.

On The Meadows Maturity Date, The Meadows Borrower shall pay to The Meadows Lender the entire amount then owing under The Meadows Construction Loan (including (without duplication) all accrued and unpaid interest, fees and other amounts owing, and The Meadows Unamortized Amount) as of such date.
PRE-PAYMENTS:
The Meadows Borrower shall have no right to pre-pay or otherwise repay the amounts owing under The Meadows Construction Loan Agreement except as set forth below under the headings "The Meadows Excess Cash Flow Sweep" and "General Pre-Payment Right".
SECURITY:	The Meadows Owner shall grant The Meadows Lender a first-ranking security interest, mortgage and charge over its fee simple interest in The Meadows Property.

The Meadows Operator shall grant The Meadows Lender a first-ranking security interest, mortgage and charge over all of its assets and personal property, including The Meadows FF&E (subject to any purchase money security interests granted to lenders or vendors up to a maximum amount of $12.5 million in the aggregate for purposes only of acquiring The Meadows FF&E) and including all after-acquired property, but excluding all licenses and permits, which first-ranking security interest, mortgage and charge shall be evidenced by (a) a general security agreement ("The Meadows General Security Agreement") and (b) a general assignment of leases, rents, financing and sales agreements, where applicable ("The Meadows General Assignment").

MEC shall provide to The Meadows Lender a negative pledge over the shares of The Meadows Borrower ("The Meadows Borrower Share Negative Pledge").

In return for guarantee and indemnity fees paid by The Meadows Borrower to the Gulfstream Borrower in the amount of $192,500 (the "The Meadows Guarantee Fee"), the Gulfstream Borrower shall enter into a guarantee and indemnity in favour of The Meadows Lender (the "Gulfstream Borrower's The Meadows Guarantee and Indemnity") in respect of the fulfillment by The Meadows Borrower of all of its obligations (whether direct or indirect, absolute or contingent, matured or not) under The Meadows Construction Loan Agreement. As security for its obligations under the Gulfstream Borrower's The Meadows Guarantee and Indemnity, the Gulfstream Borrower shall grant The Meadows Lender a second-ranking interest, mortgage and charge over its fee simple interest in the Gulfstream Mortgaged Lands and a second-ranking interest, mortgage and charge over all of its assets and personal property, including the Gulfstream FF&E (subject to any purchase money security interests granted to lenders or vendors up to a maximum amount of $12.5 million in the aggregate for purposes only of acquiring the Gulfstream FF&E) and including all after-acquired property, but excluding all licenses and permits. All of the foregoing second-ranking interests shall rank second only to the security granted to the Gulfstream Lender. In addition, the Gulfstream Borrower shall covenant not to pledge any licenses or permits held by it to any third party.
Security documents shall include, without limitation, the following security documents:
(a)	a deed of trust and mortgage recorded against title to The Meadows Property;
(b)	The Meadows General Security Agreement;
(c)	The Meadows General Assignment;

(d)
specific assignments of The Meadows Borrower's interest in all of its material contracts, intellectual property, plans, drawings, agreements, permits and approvals (collectively, "The Meadows Material Documents"), where permitted; provided that if the assignment of any of The Meadows Material Documents is not permitted, The Meadows Borrower shall use its commercially reasonable efforts to obtain all consents and waivers necessary to assign to The Meadows Lender such of The Meadows Material Documents and further agrees that if such consents and waivers are not obtained, such of The Meadows Material Documents shall be held by The Meadows Borrower for the benefit of and in trust for The Meadows Lender;
(e)	an assignment of property insurance in an amount satisfactory to The Meadows Lender, designating The Meadows Lender as a first loss payee and an additional insured;
(f)	The Meadows Borrower Share Negative Pledge;
(g)
the Gulfstream Borrower's The Meadows Guarantee and Indemnity by the Gulfstream Borrower, secured by a second-ranking interest over each of the documents listed above as items (a) — (f) under the heading "Gulfstream Facility — Security" (with all of the foregoing second-ranking interests ranking second only to the security granted to the Gulfstream Lender), together with a covenant of the Gulfstream Borrower not to pledge any licenses or permits held by it to any third party;
(h)	related UCC financing statements; and
(i)	such other documents as are usual and customary in similar transactions and requested by The Meadows Lender and its counsel, acting reasonably.

All of the security granted in respect of The Meadows Property, The Meadows FF&E and the cash flow of The Meadows Operator shall be subject to the Additional Financing Inter-Creditor Agreement, if entered into.

REPRESENTATIONS AND WARRANTIES:
Customary representations and warranties (including customary qualifiers for knowledge and materiality) for transactions of this nature, relating to The Meadows Borrower, and, where applicable, the Gulfstream Borrower, and the business of such entities, including with respect to organization and qualification, financial statements, authorization, execution and delivery, validity and enforceability of agreements, and compliance with laws and regulatory requirements, including environmental laws and regulatory requirements, governmental approvals and consents, title to properties, zoning and development approvals, material contracts, insurance adequacy, no conflict with agreements or charter provisions, capitalization, litigation and other actions pending or threatened, taxes, margin stock, subsidiaries, solvency, ERISA, employment and labour regulations, environmental conditions and potential and existing environmental liabilities, no undisclosed liabilities, full disclosure, no affiliate transactions (save as disclosed), sufficiency of assets to carry on business, no defaults and no material adverse change. The Meadows Borrower will also represent and warrant that all material assets (including real property and licenses), contracts and other documents necessary to conduct the business of The Meadows Borrower (a) have been assigned, pledged, mortgaged or otherwise encumbered as security for The Meadows Borrower's obligations under The Meadows Construction Loan Agreement and/or (b) are subject to the negative pledges described above. The Meadows Lender will provide customary lender representations and warranties.
COVENANTS:	Customary for transactions of this nature, relating to The Meadows Borrower and the Gulfstream Borrower, including the following:
(a)
compliance with all applicable laws and regulatory requirements, including (i) all racing and gaming laws and regulatory requirements and (ii) all environmental laws and regulatory requirements and accepted environmental practices;
	(b)	maintenance in good standing of all licenses and permits;

(c)	an agreement not to pledge any licenses or permits held by The Meadows Borrower to any third party;
(d)	maintenance of satisfactory insurance;
(e)	notification of default or Event of Default or of regulatory proceedings, litigation, environmental conditions and actual or potential environmental liabilities;
(f)
provision of financial and other information including monthly, quarterly and annual financial statements (prepared in accordance with GAAP), operating and capital budgets, and status reports on construction activity operations, outlining amounts spent to date and amounts remaining to be spent to complete the development of such lands and any other materials or information reasonably requested by The Meadows Lender;
(g)	submission of an application or applications for preliminary and final governmental approvals in respect of construction plans for The Meadows Facilities;
(h)	allowing The Meadows Lender a reasonable period of time to review any future applications referred to in clause (g) above prior to the submission thereof;
(i)
ensuring that the applications referred to in clause (g) above are in accordance with the terms of The Meadows Construction Plans, as the same may be modified with the approval of The Meadows Lender, and have been approved by The Meadows Lender, and obtaining the approval of The Meadows Lender of such applications to the extent the scope, form and substance or terms thereof are inconsistent or otherwise not in accordance with the provisions of construction plan that has been approved by the Gulfstream Lender;
(j)	environmental reporting;
(k)	payment of taxes and other governmental charges;
(l)	inspection of properties, books and records; audit rights;

	(m)	use of proceeds;
	(n)	compliance with material contracts and restrictions on amendment or termination thereof without The Meadows Lender's consent; and
(o)
diligently pursuing and taking all necessary action to obtain, including attending all meetings with governmental authorities and diligently responding to any requests of such governmental authorities, the approval of the applications referred to under clause (g) above.

The Meadows Construction Loan Agreement will also include other covenants, customary for loans of this nature, in relation to The Meadows Borrower and the Gulfstream Borrower, including restrictions and limitations on: guarantees, liens, mergers and other corporate reorganization transactions, acquisitions and dispositions, change of control, loans and investments, restricted payments, distributions and dividends, investment and transactions with affiliates, incurrence of indebtedness (other than indebtedness approved by The Meadows Lender in respect of The Meadows FF&E and/or the Gulfstream FF&E), including capital leases, synthetic leases and sale-leaseback transactions, change in business and ERISA. Certain covenants will be subject to negotiated exceptions and baskets.

The Meadows Construction Loan Agreement will also contain a covenant on the part of The Meadows Borrower not to enter into any transactions other than in the ordinary course of The Meadows Borrower's business and in connection with the development of The Meadows Property.
RESTRICTED PAYMENTS:
Without in any way limiting the generality of the restrictions and limitations to be contained within the covenants referenced above under the heading "Covenants", for so long as The Meadows Construction Loan or The Meadows Borrower's Gulfstream Guarantee and Indemnity remains outstanding the covenants thereunder will, among other things, prohibit The Meadows Borrower from undertaking the following without the express prior written consent of The Meadows Lender in its sole and absolute discretion:

(a)
making any payments on, in respect of or arising under or in connection with any indebtedness pari passu with or subordinated to The Meadows Construction Loan or indebtedness owed to any affiliate, including any indebtedness owing to a shareholder or a subsidiary (other than the Gulfstream Lender or The Meadows Lender), other than payments of interest due and owing where the making of such payments will not result in a default or an Event of Default under The Meadows Construction Loan Agreement;
(b)	making any loans to third parties or affiliates;
(c)	redeeming, purchasing or otherwise retiring or canceling any Securities;
(d)
creating any sinking fund or entering into any analogous arrangement whereby cash is set aside or segregated for the payment of any indebtedness, other than The Meadows Construction Loan, or for the acquisition of any equity securities of The Meadows Borrower;
(e)	issuing any Securities containing any mandatory or fixed payment obligations of any kind, whether dividend or premium or otherwise;
(f)
declaring or paying any dividends, unless (A) all of The Meadows Restricted Payment Release Conditions (as hereinafter defined) have been satisfied, and (B) such declaration or payment of dividends will not result in The Meadows Borrower committing a default under The Meadows Loan Construction Agreement;
(g)	making investments, subject to exceptions for cash equivalents and other arm's length investments in amounts and pursuant to terms acceptable to The Meadows Lender, acting reasonably;
(h)
paying any management, consulting or similar fee, or comparable payment, (i) to any affiliate or other related party (other than The Meadows Lender or the Gulfstream Lender) or (ii) outside of the ordinary course of The Meadows Borrower's business as of the closing date of The Meadows Construction Loan; and

(i) entering into any transactions with any affiliate for the purposes of undertaking indirectly any transaction or activity that is otherwise prohibited by this restriction.

For the purposes hereof, "The Meadows Restricted Payment Release Conditions" means: (i) if entered into, the loan from the Third Party Senior Lender (as hereinafter defined) in respect of The Meadows Additional Financing (as hereinafter defined) has been repaid in full and all security in respect thereof has been released, (ii) The Meadows Excess Cash Flow Sweep Termination Date has been reached, (iii) the outstanding debt of The Meadows Borrower (together with the outstanding debt of the Gulfstream Borrower if the Gulfstream Construction Loan is in place) compared to the EBITDA of The Meadows Borrower (together with the EBITDA of the Gulfstream Borrower if the Gulfstream Construction Loan is in place) does not exceed a ratio of 4:1, (iv) at the time of the making of the restricted payment, or after giving effect thereto, no default or Event of Default, or an event that through the passage of time or the giving of notice, or both, would become an Event of Default, shall have occurred and be continuing, and (v) the distribution of the restricted payment does not cause the sum of all restricted payments made by The Meadows Borrower (including the desired payment) to exceed an amount equal to 50% of cumulative net income of The Meadows Borrower (determined in accordance with GAAP) since The Meadows Facilities Completion Date less (A) 100% of losses since such date and (B) all amounts paid by The Meadows Borrower in respect of The Meadows Excess Cash Flow Sweep (as hereinafter defined) and in respect of any excess cash flow sweep pursuant to the arrangements with the Third Party Senior Lender.

Notwithstanding the foregoing, The Meadows Lender agrees that the following types of payments will not be deemed to be restricted payments subject to the above restrictions: (a) payments to MID, The Meadows Lender or the Gulfstream Lender (including any amounts paid to the Gulfstream Lender in respect of the Gulfstream Borrower's obligations under the Gulfstream Borrower's The Meadows Guarantee and Indemnity); (b) The Meadows Guarantee Fee; and (c) provided that at the time of the making of such payment, or after giving effect thereto, no default or Event of Default, or an event that through the passage of time or the giving of notice, or both, would become an Event of Default, shall have occurred and be continuing, payments to MEC for (i) management fees in the ordinary course of business and consistent with past practice and (ii) the reimbursement of amounts paid by MEC from time to time with respect to the reconstruction of The Meadows Facilities, provided that all such amounts were incurred in accordance with The Meadows Construction Plans and with the terms of The Meadows Construction Loan Agreement.

THE MEADOWS EXCESS CASH FLOW SWEEP:
From and including The Meadows Facilities Completion Date to and including The Meadows Excess Cash Flow Sweep Termination Date, The Meadows Borrower shall be required to pay ("The Meadows Excess Cash Flow Sweep") to The Meadows Lender, on or before the 10th business day following the delivery by The Meadows Borrower to The Meadows Lender of financial statements for each applicable fiscal quarter, an amount equal to 75% of The Meadows Excess Cash Flow (as hereinafter defined) for application against the outstanding principal amount of The Meadows Construction Loan.
For the purposes hereof:

"The Meadows Excess Cash Flow Sweep Termination Date" shall be the date upon which The Meadows Borrower has repaid an amount in respect of The Meadows Construction Loan such that the aggregate principal amount owing under The Meadows Construction Loan and the Gulfstream Construction Loan as of such date is equal to the Deemed Aggregate Principal Amount as of such date.

The "Deemed Aggregate Principal Amount" shall mean the aggregate of the amounts that would have been owing under The Meadows Construction Loan and the Gulfstream Construction Loan had both such Construction Loans been made on The Meadows Facilities Completion Date, based on a 25-year amortization schedule commencing on The Meadows Facilities Completion Date, and such that no interest was deferred or accrued under such Construction Loans.

"The Meadows Excess Cash Flow" shall mean for the then current fiscal quarter the net income of The Meadows Borrower, after (a) adding back any non-cash deductions therefrom, including any deductions for deferred, accrued or capitalized interest, depreciation, amortization and extraordinary or unusual losses and (b) deducting any maintenance capital expenditures (which, for greater certainty, (i) shall not include any discretionary capital expenditures but (ii) shall permit capital expenditures up to a maximum annual amount of $4 million for the customary refreshing of existing slot machines) and any amounts paid to the Senior Third Party Lender (as hereinafter defined) in accordance with the Additional Financing Inter-Creditor Agreement (as hereinafter defined).
EVENTS OF DEFAULT:	Customary for transactions of this nature, to include, without limitation:
	(a)	non-payment of principal, interest and fees when due;
	(b)	cross-default on other indebtedness of The Meadows, the Gulfstream Borrower, and/or their respective subsidiaries, if any;
	(c)	breach of affirmative covenant (including a breach of the covenant of completion and/or covenant to promptly pay cost overruns as set forth above under the heading "Construction Plans");
	(d)	breach of negative covenant;
	(e)	breach of representation or warranty;
	(f)	a loss of any racing and/or gaming license held by the Gulfstream Borrower or The Meadows Borrower;
	(g)	change in corporate structure without The Meadows Lender's approval, not to be unreasonably withheld;

(h)	a change of control of The Meadows Borrower or the Gulfstream Borrower;
(i)	voluntary or involuntary bankruptcy, insolvency or winding up by The Meadows Borrower, the Gulfstream Borrower or MEC;
(j)	unsatisfied judgments against The Meadows Borrower and/or the Gulfstream Borrower;
(k)	unenforceability or invalidity of The Meadows Construction Loan Agreement documents or any of the associated security documents;
(l)
material adverse change in the assets, liabilities, business, financial condition or prospects of The Meadows Borrower and/or the Gulfstream Borrower, in the opinion of The Meadows Lender, acting reasonably;
(m)
environmental liability of, or an action against, The Meadows Borrower and/or the Gulfstream Borrower, which could reasonably be expected to have a material adverse effect on (i) the Mortgaged Lands, or (ii) The Meadows Borrower and/or the Gulfstream Borrower;
(n)
a default under, or termination of, material contracts or joint venture agreements which, subject to certain exceptions to be determined by The Meadows Lender, could reasonably be expected to have a material adverse effect on The Meadows Borrower and/or the Gulfstream Borrower; and/or
(o)	a breach of affirmative or negative covenant, representation or warranty of the Gulfstream Borrower under the Gulfstream Borrower's The Meadows Guarantee and Indemnity.

The Events of Default will be subject, in certain cases, to customary grace periods satisfactory to The Meadows Lender, acting reasonably. Upon acceleration, The Meadows Loan Amount and the Gulfstream Loan Amount (in each case, including (without duplication) all accrued and unpaid interest, fees, expenses, closing costs and other amounts owing, and The Meadows Unamortized Amount and the Gulfstream Unamortized Amount as of such date) and the General Pre-Payment Make-Whole Amount shall become due and payable.

CONDITIONS PRECEDENT:
Customary for transactions of this nature, including The Meadows Lender's and its legal counsel's satisfaction in form, scope and substance, in their sole discretion (unless otherwise indicated), with:
	(a)	opinions with respect to such matters as may be reasonably required by The Meadows Lender or its counsel with respect to The Meadows Borrower and the Gulfstream Borrower;
(b)
execution and delivery of a construction loan agreement and other formal documentation giving effect to the terms and conditions and security hereof and such other matters as The Meadows Lender may reasonably require;
(c)
delivery of certified copies of constating documents, operating agreements, by-laws and resolutions of the Meadows Borrowers and the Gulfstream Borrowers, authorizing the credit facilities and other transactions contemplated hereby;
	(d)	no default or Event of Default having occurred;
	(e)	no litigation, regulatory or other proceeding shall have been commenced seeking to restrict The Meadows Borrower and/or the Gulfstream Borrower from completing the transactions contemplated hereby;
(f)
The Meadows Borrower and the Gulfstream Borrower shall have received all necessary regulatory, shareholder or other approvals and consents, made all necessary filings and given all necessary notices with respect to the transactions contemplated hereby;
(g)
satisfactory due diligence review by The Meadows Lender, including with respect to environmental reports and ability to rely upon such reports, environmental and other approvals, title to properties and assets and legal matters;

(h)	delivery of copies of material contracts (including all construction contracts);
(i)
satisfactory assessment of all environmental conditions relating to the Mortgaged Lands and all other past or present real property of The Meadows Borrower and/or the Gulfstream Borrower and actual or potential environmental liabilities of The Meadows Borrower and/or the Gulfstream Borrower, including any appropriate insurance;
(j)
no material adverse change in the assets, liabilities, business, financial condition or prospects of The Meadows Borrower and the Gulfstream Borrower, in each case in the opinion of The Meadows Lender, acting reasonably;
(k)	completion of all security filings under UCC and real property registrations;
(l)
provision of title insurance policies with respect to the Mortgaged Lands for the benefit of The Meadows Lender with such endorsements from the title insurer as The Meadows Lender shall reasonably determine, which confirm (A) the adequacy of the legal description of the Mortgaged Lands, (B) that The Meadows Lender has a first lien position against The Meadows Property and a second lien position against the Gulfstream Mortgaged Lands and (C) the validity and effectiveness of any such lien on the exercise by The Meadows Lender of its rights and remedies in the event of a default under The Meadows Construction Loan Agreement, together with an endorsement to The Meadows Lender's title insurance policy to confirm that the title insurance will continue to be effective following the platting of any of the Mortgaged Lands; and
(m)	delivery of the Gulfstream Borrower's The Meadows Guarantee and Indemnity.

EXPENSES:
All reasonable fees, expenses and closing costs incurred by The Meadows Lender in connection with The Meadows Construction Loan Agreement, the security to be granted in connection therewith and The Meadows Lender's due diligence, including legal, accounting, environmental and other professional fees, expenses and closing costs shall be for the account of The Meadows Borrower, and (a) where such amounts are incurred prior to The Meadows Facilities Completion Date, shall form part of the advances made by The Meadows Lender to The Meadows Borrower under The Meadows Construction Loan Agreement and (b) where such amounts are incurred on and after The Meadows Facilities Completion Date, shall be paid by The Meadows Borrower to The Meadows Lender promptly following receipt of an invoice therefor.

In the event that The Meadows Construction Loan Agreement is (a) terminated in the circumstances described below under the heading "Additional Financing in connection with The Meadows" or (b) not entered into for any reason other than a breach by The Meadows Lender of its obligations hereunder, all reasonable fees, expenses and closing costs incurred by The Meadows Lender in connection with The Meadows Construction Loan Agreement, the security to be granted in connection therewith and The Meadows Lender's due diligence, including legal, accounting, environmental and other professional fees, expenses and closing costs shall be paid by The Meadows Borrower to The Meadows Lender promptly following receipt of an invoice therefor.
INDEMNITY:
Each of The Meadows Borrower and the Gulfstream Borrower shall indemnify The Meadows Lender, its directors, officers, employees, affiliates, agents and representatives against all claims, actions, suits, costs, losses, damages and liabilities arising from or relating to the transactions contemplated by The Meadows Construction Loan Agreement and related documentation and which arise out of or relate to: (i) environmental matters; (ii) breach by The Meadows Borrower and/or the Gulfstream Borrower of any of their respective representations, warranties or covenants set forth in The Meadows Construction Loan Agreement and related documentation; (iii) any acts or omissions of The Meadows Borrower and/or the Gulfstream Borrower or any agent or contractor thereof; and (iv) the business of The Meadows Borrower and/or the Gulfstream Borrower.
AUTHORIZATION:	The Meadows Lender is authorized to file UCC financing statements against The Meadows Borrower and the Gulfstream Borrower upon execution of this term sheet.

ADDITIONAL TERMS
CROSS-GUARANTEE AND CROSS-COLLATERAL:
The Gulfstream Construction Loan Agreement and The Meadows Construction Loan Agreement shall be cross-guaranteed by the Gulfstream Borrower and The Meadows Borrower and cross-collateralized such that a default under either loan agreement shall also constitute a default under the other loan agreement, and such that in the event of such a default by a borrower under either loan agreement, the Gulfstream Lender and The Meadows Lender shall each be entitled to enforce any component of their respective security.
WITHHOLDING TAXES:
The Gulfstream Borrower and The Meadows Borrower will not be responsible for any withholding taxes payable in connection with the loan transactions contemplated herein in the event that the Gulfstream Lender and/or The Meadows Lender are not U.S. entities.
ALTERNATIVE GAMING:
The Gulfstream Lender understands that the Gulfstream Borrower may wish to renovate and/or expand, at the Gulfstream Borrower's expense, the Gulfstream Facilities as contemplated by the Gulfstream Construction Plans in order to accommodate alternative gaming if legalized in the State of Florida. The Gulfstream Lender agrees that it will grant the Gulfstream Borrower any necessary consents under the Gulfstream Construction Loan Agreement and its security to permit such renovation and/or expansion; provided that the Gulfstream Lender is satisfied, acting reasonably, (a) that all necessary alternative gaming licenses, construction permits and other municipal approvals have been received in respect of such renovation and/or expansion, (b) with the terms of any financing required in connection with such renovation and/or expansion, and (c) that such renovation and/or expansion will not adversely impact (i) the ability of the Gulfstream Borrower to continue to meet its obligations under the Gulfstream Construction Loan Agreement, (ii) the structural integrity of the Gulfstream Facilities or (iii) the ability of the Gulfstream Lender to realize on the security held by the Gulfstream Lender.

The Gulfstream Lender further agrees to consider in good faith and act reasonably in reviewing any request from the Gulfstream Borrower to restructure the security held by the Gulfstream Lender in order to accommodate the financing of a renovation and/or expansion of the Gulfstream Facilities to house alternative gaming; provided that (a) the provisos set forth in the immediately preceding paragraph are complied with, (b) nothing herein shall require the Gulfstream Lender to subordinate or postpone its security or impair its value, and (c) all costs reasonably incurred by the Gulfstream Lender in reviewing such request and/or restructuring such security shall be paid for by the Gulfstream Borrower.
MIXED-USE JOINT VENTURE DEVELOPMENT:
The Gulfstream Lender and The Meadows Lender acknowledge that the Gulfstream Borrower intends to jointly develop the Mixed-Use Lands with a third party. Promptly following written request from the Gulfstream Borrower and The Meadows Borrower, the parties will use commercially reasonable efforts to negotiate within 90 days an inter-creditor/non-disturbance agreement (the "JV Inter-Creditor Agreement"), on terms satisfactory to the Gulfstream Lender and The Meadows Lender, in each case acting reasonably, that provides that, upon the Mixed-Use Lands being subdivided from the remainder of the Gulfstream Property, on terms acceptable to the Gulfstream Lender, acting reasonably, the Gulfstream Lender and The Meadows Lender will subordinate their respective security interests in such Mixed-Use Lands to the joint venture's interest, as tenant, in the 99-year ground lease (the "JV Ground Lease") that the Gulfstream Borrower will be entering into with the joint venture; provided that (a) the Gulfstream Lender and The Meadows Lender will be granted a first-ranking security interest over (i) the Gulfstream Borrower's (or any affiliate's) interest in the JV Ground Lease and (ii) the Gulfstream Borrower's (or any affiliate's) interest in the joint venture entity, (b) the Gulfstream Lender and The Meadows Lender shall be satisfied, acting reasonably, that such joint development shall not adversely impact the access to or the structural integrity of the Gulfstream Facilities, (c) the requirement that the tenant under the JV Ground Lease, the Gulfstream Borrower and the Gulfstream Lender and The Meadows Lender enter into a reciprocal easement agreement, on terms satisfactory to the Gulfstream Lender, acting reasonably, (d) the Gulfstream Lender and The Meadows Lender shall receive from a reputable title insurance company approved by the Gulfstream Lender and The Meadows Lender, acting reasonably, such title insurance endorsements as are reasonably requested by the Gulfstream Lender and The Meadows Lender to insure the continued priority and validity of their security interests under their respective deeds of trust and mortgages in respect of the remaining portion of the Gulfstream Mortgaged Lands, and (e) any financing related to the joint venture shall be on terms subject to the approval of the Gulfstream Lender and The Meadows Lender, acting reasonably.

RIGHT TO SUBSTITUTE SECURITY FOR THE AVENTURA LANDS:
The Gulfstream Borrower shall have the right at any time to provide substitute security for the Aventura Lands ("Substitute Aventura Security"), provided that (a) the Substitute Aventura Security is either (i) cash or one or more letters of credit drawn on a bank or banks acceptable to the Gulfstream Lender, acting reasonably, or (ii) other property acceptable to the Gulfstream Lender, acting reasonably, (b) the Gulfstream Lender is satisfied, acting reasonably, that the realizable value of the Substitute Aventura Security is not less than the value of the Aventura Lands, and (c) the Gulfstream Borrower pays all costs (including those of the Gulfstream Lender) in connection with such substitution of security. The Gulfstream Lender and the Gulfstream Borrower hereby agree that the value of the Aventura Lands at any time shall be deemed to be the greater of (a) $55 million and (b) the value as determined by the Gulfstream Lender, acting reasonably and based on one or more fair market value appraisals conducted by one or more qualified appraisers determined by the Gulfstream Lender, acting reasonably, at the time of any request to substitute security.
ADDITIONAL FINANCING IN CONNECTION WITH THE MEADOWS:
The Gulfstream Lender and The Meadows Lender acknowledge that The Meadows Borrower will require additional financing (the "Additional Financing") from a third party lender (the "Third Party Senior Lender") in connection with the redevelopment of The Meadows Facilities (i.e., the costs associated with the gaming license, slot machines, FF&E, etc.) in an amount of approximately $110 million.

Within 180 days of the Gulfstream Closing Date, The Meadows Borrower shall provide The Meadows Lender with a written notice setting out in detail the proposed terms of the Additional Financing, including the proposed amount, term, interest rate, use of proceeds and security in respect of the Additional Financing, which terms shall be subject to approval by The Meadows Lender and the Gulfstream Lender, acting reasonably.

The parties will then use commercially reasonable efforts to negotiate within 60 days an inter-creditor/non-disturbance agreement (the "Additional Financing Inter-Creditor Agreement") among themselves and the Third Party Senior Lender, providing that, among other things:
(a)
the security granted over The Meadows Property, The Meadows FF&E and cash flow of The Meadows Operator to The Meadows Lender and the Gulfstream Lender will be subordinated to up to a maximum principal amount of $110 million, plus all accrued interest and Third Party Senior Lender expenses, of Additional Financing provided by the Third Party Senior Lender;
(b) unless a default under the Additional Financing has occurred and is continuing, there will be no restrictions on cash interest payments to The Meadows Lender under The Meadows Construction Loan;
(c)
unless a default under the Additional Financing has occurred and is continuing, there will be no restrictions on the amounts payable pursuant to The Meadows Excess Cash Flow Sweep, which amounts for greater certainty shall at all times be paid subsequent to any payments then due to the Third Party Senior Lender under the Additional Financing;

(d)
any excess cash sweep required of The Meadows Borrower by the Third Party Senior Lender will be required to be paid after the payment by The Meadows Borrower to The Meadows Lender of interest then due and payable under The Meadows Construction Loan;
(e)	the Third Party Senior Lender will not be granted any security over any lands or assets of the Gulfstream Borrower;
(f)
The Meadows Lender and the Gulfstream Lender will have a right to payout and assume the Additional Financing at any time (whether or not such Additional Financing is then in default) on the terms on which The Meadows Borrower can repay the Additional Financing (including the payment of any pre-payments or make-whole amounts); and
(g)
The Meadows Lender, the Gulfstream Lender and the Third Party Senior Lender will each provide to the others, and be entitled to receive from the others, reciprocal contemporaneous notice of any default or intended enforcement under The Meadows Construction Loan, the Gulfstream Construction Loan and the Additional Financing.

The parties agree that The Meadows Lender and the Gulfstream Lender shall have no obligation to enter into the Additional Financing Inter-Creditor Agreement unless such agreement incorporates the foregoing and is on terms satisfactory to The Meadows Lender and the Gulfstream Lender, in each case acting reasonably for an arms' length lender and without regard to any shareholder relationship between the lenders and the borrowers.

In the event that the parties are unable to negotiate and enter into the Additional Financing Inter-Creditor Agreement within the specified time period, The Meadows Construction Loan Agreement shall terminate, and The Meadows Borrower may, within a period of 90 days, substitute the security provided by the Meadows Borrower ("Substitute The Meadows Security") in respect of the Gulfstream Construction Loan Agreement, provided that (a) the Substitute The Meadows Security is either (i) cash or one or more letters of credit drawn on a bank or banks acceptable to the Gulfstream Lender, acting reasonably, or (ii) other property acceptable to the Gulfstream Lender, acting reasonably, (b) the Gulfstream Lender is satisfied, acting reasonably, that the realizable value of the Substitute The Meadows Security is not less than the value of The Meadows Security, and (c) The Meadows Borrower pays all costs (including those of the Gulfstream Lender) in connection with such substitution of security.

GULFSTREAM PRE-PAYMENT RIGHT:
If, for any reason, the parties do not reach agreement on the Additional Financing Inter-Creditor Agreement and The Meadows Borrower does not provide Substitute The Meadows Security (in each case in accordance with the terms set forth above under the heading "Additional Financing in connection with The Meadows"), The Meadows Borrower and the Gulfstream Borrower shall have the right, exercisable for 90 days, to deliver a notice (the "Gulfstream Pre-Payment Notice") to the Gulfstream Lender indicating that the Gulfstream Borrower will be pre-paying the entire amount then owing under the Gulfstream Construction Loan (including (and without duplication) all accrued and unpaid interest, fees and other amounts owing, and the Gulfstream Unamortized Amount, the "Gulfstream Pre-Payment Amount"), plus the Gulfstream Make-Whole Amount (as defined below).

The "Gulfstream Make-Whole Amount" is the amount equal to the breakage costs which would be incurred by MID (whether or not actually incurred) in pre-paying any financing or in liquidating any deposits which it might have undertaken or placed in connection with the provision of the Gulfstream Construction Loan (provided that, for the purpose of such calculation, the maximum amount of such financing and/or deposits shall be $115 million plus all accrued and unpaid interest, fees, expenses and other amounts then owing under the Gulfstream Construction Loan), assuming that the entire amount of the Gulfstream Construction Loan was fully drawn and is being pre-paid, whether or not this is, in fact, the case.

On receipt of full payment of the Gulfstream Pre-Payment Amount plus the Gulfstream Make-Whole Amount (plus all costs incurred by the Gulfstream Lender in connection with such pre-payment), which amounts will be paid together by the Gulfstream Borrower on the date set forth in the Gulfstream Pre-Payment Notice (which date will be no less than 15 days and no more than 30 days after the date on which the Gulfstream Lender receives the Gulfstream Pre-Payment Notice), the Gulfstream Lender will promptly execute and deliver a full release of all security (save and except any indemnities that are stated to survive any termination or release of such security) held by it with respect to the transactions and obligations contemplated herein.
GENERAL PRE-PAYMENT RIGHT:
In addition to the Gulfstream pre-payment right above, the Gulfstream Borrower (and if The Meadows Construction Loan Agreement is then in place, The Meadows Borrower) shall have the right to pre-pay the Gulfstream Construction Loan (and, if The Meadows Construction Loan Agreement is then in place, The Meadows Construction Loan), provided that the Gulfstream Borrower pays the Gulfstream Loan Amount (including (and without duplication) all accrued and unpaid interest, fees, expenses, closing costs and other amounts owing, and the Gulfstream Unamortized Amount as of such date) (and, if The Meadows Construction Loan Agreement is then in place, The Meadows Borrower pays The Meadows Loan Amount (including (and without duplication) all accrued and unpaid interest, fees, expenses, closing costs and other amounts owing, and The Meadows Unamortized Amount as of such date)) in full (the "General Pre-Payment Amount"), together with in each case the General Pre-Payment Make-Whole Amount (as hereinafter defined), and further provided that the Gulfstream Borrower (and, if The Meadows Construction Loan Agreement is then in place, The Meadows Borrower) cancels any undrawn portion thereof. Notice of such voluntary pre-payment (a "Voluntary Pre-Payment Notice") shall be given by the Gulfstream Borrower (and, if The Meadows Construction Loan Agreement is then in place, by The Meadows Borrower) (which notice shall be irrevocable when given) to the Gulfstream Lender (and, if The Meadows Construction Loan Agreement is then in place, The Meadows Lender) not later than 30 business days prior to the date of such pre-payment, specifying the date of such pre-payment (the "Pre-Payment Date").

The "General Pre-Payment Make-Whole Amount" is the amount that, if invested by the Gulfstream Lender (and, if The Meadows Construction Loan Agreement is then in place, The Meadows Lender) on the Pre-Payment Date for a term equal to the time period from the Pre-Payment Date to the Gulfstream Maturity Date (and, if The Meadows Construction Loan Agreement is then in place, to The Meadows Maturity Date) at a rate equal to the U.S. Government Treasury Yield plus 150 basis points as of the Pre-Payment Date, would yield an amount necessary to provide the Gulfstream Lender (and, if The Meadows Construction Loan Agreement is then in place, The Meadows Lender) with a yield on the entire amount of the applicable Construction Loan (irrespective of the amounts actually drawn) (being $115 million plus (without duplication) all accrued and unpaid interest, fees, expenses, closing costs and other amounts owing under the Gulfstream Construction Loan, in the case of the Gulfstream Construction Loan, and being $77 million plus (without duplication) all accrued and unpaid interest, fees, expenses, closing costs and other amounts owing under The Meadows Construction Loan, in the case of The Meadows Construction Loan) such that the aggregate of the make-whole amount paid and the earned income would equal the interest that the Gulfstream Lender would have received under the Gulfstream Construction Loan (and, if The Meadows Construction Loan Agreement is then in place, The Meadows Lender would have received under The Meadows Construction Loan) from the Pre-Payment Date to the respective Maturity Date.

On receipt of full payment of the General Pre-Payment Amount plus the General Pre-Payment Make-Whole Amount (plus all costs incurred by the Gulfstream Lender and, if The Meadows Construction Loan Agreement is then in place, The Meadows Lender, in connection with such pre-payment), which amounts will be paid together by the Gulfstream Borrower (and, if The Meadows Construction Loan Agreement is then in place, The Meadows Borrower) on the date set forth in the Voluntary Pre-Payment Notice (which date will be no less than 15 days and no more than 30 days after the date on which the Gulfstream Lender (and, if The Meadows Construction Loan Agreement is then in place, The Meadows Lender) receives the Voluntary Pre-Payment Notice), the Gulfstream Lender (and, if The Meadows Construction Loan Agreement is then in place, The Meadows Lender) will promptly execute and deliver a full release of all security (save and except any indemnities that are stated to survive any termination or release of such security) held by them with respect to the transactions and obligations contemplated herein.

For greater clarity, the parties acknowledge that in the event that both the Gulfstream Construction Loan and The Meadows Construction Loan are then in place, the pre-payment right must be exercised concurrently with respect to both loans.
REPORTING:
The Gulfstream Borrower and The Meadows Borrower shall provide to the Gulfstream Lender and The Meadows Lender copies of all business plans, independent slot analyses, appraisals, and other documentation in the possession or control of the Gulfstream Borrower and/or The Meadows Borrower (and/or any affiliate of the Gulfstream Borrower and/or The Meadows Borrower) that relates in any way to the Gulfstream Property, The Meadows Property, the Aventura Lands, or to the businesses to be conducted by the Gulfstream Borrower or The Meadows Borrower on the Gulfstream Facilities and/or The Meadows Facilities, including any additional information that may be reasonably requested by the Gulfstream Lender and/or The Meadows Lender in connection with the foregoing. All costs and expenses related to such reporting shall be apportioned to, and shall form part of, the Gulfstream Loan Amount and The Meadows Loan Amount (and shall form part of the advances made by the respective lender thereunder), such costs and expenses to be apportioned by the Gulfstream Lender and The Meadows Lender, each acting reasonably. In addition, the Gulfstream Borrower and The Meadows Borrower shall provide such on-going reporting, in accordance with and pursuant to the Gulfstream Construction Loan Agreement and The Meadows Construction Loan Agreement, respectively, as the Gulfstream Lender and The Meadows Lender may reasonably require.

APPROVALS:
This term sheet shall be subject to the respective approval, in their respective sole discretion, of the board of directors (and of that board's applicable committee of independent directors) of each of MEC (the public company parent of the Gulfstream Borrower and The Meadows Borrower) and MID (the public company parent of the Gulfstream Lender and The Meadows Lender).
GOVERNING LAW:
Florida, with respect to the Gulfstream Construction Loan Agreement, the guarantee and indemnity of the Gulfstream Borrower and related security; Pennsylvania, with respect to The Meadows Construction Loan Agreement, the guarantee and indemnity of The Meadows Borrower and related security.
CONFIDENTIALITY:	Except as required by law, rule or stock exchange regulation, this term sheet, all discussions relating to its content and all information concerning the parties will be kept strictly confidential.
[signature page follows]

BINDING EFFECT:
Notwithstanding that the parties hereto intend to negotiate definitive documentation with respect to the transactions contemplated herein, this term sheet constitutes a binding agreement between the parties, subject only to the conditions set forth above under the heading "Approvals".

DATED as of December                 , 2004:

MI DEVELOPMENTS INC.	MAGNA ENTERTAINMENT CORP.
Per:	Per:

Name:	Name:

Title:	Title:

Per:	Per:

Name:	Name:

Title:	Title:

For itself and for its subsidiaries referenced herein.	For itself and for its subsidiaries referenced herein.

Attachment C-1 — Gulfstream

Schedule of Payments — 10.5%

US$ Million

Year #	Pmt Date	Opening Loan Amount	Loan Payments	Interest on loan amount	Closing Loan Amount	Opening Deferred Interest Receivable	Interest Receivable Payments/ Accruals	Interest on Interest Receivable	Closing Deferred Interest Receivable	Total Amount
1	1-Jan-06	115.0	0.0	—	115.0	—	12.1	—	12.1	127.1
2	1-Jan-07	115.0	0.0	—	115.0	12.1	12.1	1.3	25.4	140.4
3	1-Jan-08	115.0	(12.2)	10.8	113.6	25.4	(2.7)	2.4	25.1	138.8
4	1-Jan-09	113.6	(12.2)	10.7	112.2	25.1	(2.7)	2.4	24.8	136.9
5	1-Jan-10	112.2	(12.2)	10.5	110.5	24.8	(2.7)	2.3	24.4	134.9
6	1-Jan-11	110.5	(12.2)	10.3	108.7	24.4	(2.7)	2.3	24.0	132.7
7	1-Jan-12	108.7	(12.2)	10.1	106.7	24.0	(2.7)	2.2	23.6	130.2
8	1-Jan-13	106.7	(12.2)	9.9	104.4	23.6	(2.7)	2.2	23.1	127.5
9	1-Jan-14	104.4	(12.2)	9.7	102.0	23.1	(2.7)	2.1	22.5	124.5
10	1-Jan-15	102.0	(12.2)	9.4	99.3	22.5	(2.7)	2.1	21.9	121.2

Notes:

    •
    schedule prepared on annual basis, payments of interest and principal will be monthly

    •
    excludes accrued interest and interest on interest, lender's fees, costs and expenses, etc.

Attachment C-2 — The Meadows

Schedule of Payments — 10.5%

US$ Million

Year #	Pmt Date	Opening Loan Amount	Loan Payments	Interest on loan amount	Closing Loan Amount	Opening Deferred Interest Receivable	Interest Receivable Payments/ Accruals	Interest on Interest Receivable	Closing Deferred Interest Receivable	Total Amount
1	1-Jan-06	77.0	0.0	—	77.0	—	8.1	—	8.1	85.1
2	1-Jan-07	77.0	0.0	—	77.0	8.1	8.1	0.8	17.0	94.0
3	1-Jan-08	77.0	(8.1)	7.2	76.1	17.0	(1.8)	1.6	16.8	92.9
4	1-Jan-09	76.1	(8.1)	7.1	75.1	16.8	(1.8)	1.6	16.6	91.7
5	1-Jan-10	75.1	(8.1)	7.0	74.0	16.6	(1.8)	1.6	16.4	90.3
6	1-Jan-11	74.0	(8.1)	6.9	72.8	16.4	(1.8)	1.5	16.1	88.9
7	1-Jan-12	72.8	(8.1)	6.8	71.4	16.1	(1.8)	1.5	15.8	87.2
8	1-Jan-13	71.4	(8.1)	6.6	69.9	15.8	(1.8)	1.5	15.5	85.4
9	1-Jan-14	69.9	(8.1)	6.5	68.3	15.5	(1.8)	1.4	15.1	83.4
10	1-Jan-15	68.3	(8.1)	6.3	66.5	15.1	(1.8)	1.4	14.7	81.2

Notes:

    •
    schedule prepared on annual basis, payments of interest and principal will be monthly

    •
    excludes accrued interest and interest on interest, lender's fees, costs and expenses, etc.

QuickLinks

  Exhibit 99.2
  EXECUTION COPY
CONSTRUCTION LOAN TERM SHEET Gulfstream Park and The Meadows Gulfstream Construction Loan